UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2021

Date of Report

(Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
5718 West Dannon Way, Suite B, West Jordan, Utah 84081 (Address of principal executive offices) (Zip code)

   Registrant’s telephone number, including area code:  801-568-5111

12184 South Business Park Drive, Suite C, Draper, Utah, 84020

(Former address)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 17, 2021 Flexpoint Sensor Systems, Inc. (“the Company”) entered into a Modified Gross Lease Agreement (“Lease”) with D&M Management Inc. for the lease of approximately 8,029 square feet of office/warehouse space located in West Jordan, Utah.  The Company paid the monthly rent of $3,787 along with a security deposit of $12,926 upon signing the Lease.  The Lease is for a term of twelve months starting September 1, 2021 and expiring August 31, 2022.  The Lease provides a renewal option after the first year for a five-year term if the Company is not in default of any material term, condition or covenant of the Lease.

The Company has completed the move to the new office and warehouse as of September 29, 2021.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

No.	Description
10.1	Modified Gross Lease Agreement between Flexpoint Sensor Systems and D&M Management Inc., dated August 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXPOINT SENSOR SYSTEMS, INC.

Date:   September 29, 2021                      /s/ Clark M. Mower

Clark M. Mower

President